FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934

                          Date of Report:   April 22, 2004


                                  BORGWARNER INC.
               (Exact name of registrant as specified in its charter)


     Delaware                    1-12162                13-3404508
(State of Incorporation)      (Commission File No.)    (IRS Employer
                                                     Identification No.)

                 200 South Michigan Avenue, Chicago, Illinois 60604
                      (Address of principal executive offices)

Registrant's telephone number, including area code:    (312) 322-8500



Item 5.   Results of Operations and Financial Condition

     On April 21, 2004, BorgWarner Inc. issued a press release announcing that the stockholders of the Company approved an increase in the number of shares of authorized common stock allowing for a two-for-one stock split and that the board declared a quarterly dividend of $0.125 per share post-split ($0.25 per share pre-split) payable on May 17, 2004 to shareholders of record on May 3, 2004. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits

     (99.1)    BorgWarner Inc. Press Release dated April 21, 2004.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   BORGWARNER INC.


                                      /s/ Vincent M. Lichtenberger
                                   By:------------------------------
                                        Vincent M. Lichtenberger
                                        Assistant Secretary


Dated:    April 22, 2004